                                                                    Exhibit 12.1


                          ALPHAMA INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (In thousands, except for ratio data)

                                                                                                                       Six months
                                                                     Year ended December 31,                              ended
                                                ------------------------------------------------------------------    -------------
                                                                                                                      June 30, 2003
                                                   1998          1999         2000          2001(1)       2002(1)     (unaudited)
                                                ---------     ---------     ---------     ---------      ---------      ---------
Income(loss) before provision for
  income taxes .............................    $  36,638     $  46,186     $  75,864     $ (35,061)     $(161,269)     $   1,170

Add:

   Portion of rents representative of
     the interest factor ...................        2,222         2,276         3,055         3,343          4,224          2,563

   Interest on indebtedness ................       25,613        39,174        45,183        45,467         71,496         30,416

   Amortization of debt expense ............        1,240         1,643         2,070         6,022          4,727          2,432

   Amortization of interest
     capitalized ...........................          408           457           455           450            335            210
                                                ---------     ---------     ---------     ---------      ---------      ---------


     INCOME (LOSS) AS ADJUSTED .............    $  66,121     $  89,736     $ 126,447     $  20,221      $ (80,487)     $  36,791
                                                ---------     ---------     ---------     ---------      ---------      ---------
FIXED CHARGES

   Interest on indebtedness (a) ............    $  25,613     $  39,174     $  45,183     $  45,467      $  71,496      $  30,416

   Interest capitalized (b) ................          744           325         1,265         2,232          1,904            498

                                                                    Exhibit 12.1

                                                                                                                       Six months
                                                                     Year ended December 31,                              ended
                                                ------------------------------------------------------------------    -------------
                                                                                                                      June 30, 2003
                                                   1998          1999         2000          2001(1)       2002(1)     (unaudited)
                                                ---------     ---------     ---------     ---------      ---------      ---------
   Amortization of debt expense (c) ........        1,240         1,643         2,070         6,022          4,727          2,432

   Rent expense ............................        6,665         6,827         9,164        10,029         12,671          7,689

   Portion of rents representative of
   the interest factor (d) .................        2,222         2,276         3,055         3,343          4,224          2,563
                                                ---------     ---------     ---------     ---------      ---------      ---------
     Fixed charges (a+b+c+d)
                                                $  29,819     $  43,418     $  51,573     $  57,064      $  82,351      $  35,909

RATIO OF EARNINGS TO FIXED CHARGES .........         2.22          2.07          2.45          0.35          -0.98           1.02
                                                ---------     ---------     ---------     ---------      ---------      ---------




(1) Earnings in 2001 and 2002 were not sufficient to cover fixed charges. The deficiency of earnings was $36,843 in 2001 and $162,838 in 2002.


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